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                       INCORPORATED UNDER THE LAWS OF THE

                                STATE OF DELAWARE



                                                                  SHARES

                                                           CUSIP NO. 22539C 10 7



                             THE CREDIT STORE, INC.

 50,000,000 AUTHORIZED SHARES      $.001 PAR VALUE      NON-ASSESSABLE



THIS CERTIFIES THAT


IS THE RECORD HOLDER OF

Shares of                    THE CREDIT STORE, INC.                 Common Stock

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

     WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated

                                                    COUNTERSIGNED AND REGISTERED
                                                    COLONIAL STOCK TRANSFER
                             THE CREDIT STORE, INC.   Salt Lake City, Utah 84111
                                                    BY      AUTHORIZED SIGNATURE
                                    CORPORATE

                                      SEAL

                                    DELAWARE



        SECRETARY                                               PRESIDENT